Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 964-8389 fax: (617) 969-5730

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang
Manager of Investor Relations
(617) 796-8149
www.hptreit.com

HPT TO ACQUIRE TRAVELCENTERS OF AMERICA

Conference Call Scheduled for Tuesday, September 19th at 10:00 a.m.

Newton, MA (September 18, 2006):  Hospitality Properties Trust (NYSE: HPT) today announced that it has entered an agreement to purchase TravelCenters of America, Inc. (“TA”) from a group of private equity investors led by Oak Hill Capital Partners, L.P. for total consideration of approximately $1.9 billion.

When this transaction is closed, HPT will retain substantially all of TA’s real estate and transfer TA’s operating business to a subsidiary which will be distributed to HPT’s shareholders.  The TA transaction will significantly increase and diversify HPT’s investments and revenues and this transaction may provide HPT with additional growth opportunities in the future.  Moreover, the travel center subsector of the hospitality industry in which TA operates has historically been recession resistant and the TA transaction may provide further stability to HPT’s revenues.

Description of TravelCenters of America:

TA owns and operates a cross country network of 162 largely irreplaceable hospitality and fuel service areas along the U.S. Interstate Highway System.  The TA network includes 161 locations in 40 states and one site in Ontario, Canada.  Included in the 162 TA locations are 13 sites which are owned and operated by TA franchisees.  The typical TA site includes:

•                  Over 20 acres of land with parking for approximately 170 tractor-trailers and 100 cars;

•                  An approximately 150 seat, full service restaurant and one to three quick service restaurants operated under various well recognized brands;

•                  A truck repair facility and parts store;

A Maryland Real Estate Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

•                  Multiple diesel and gasoline fueling points;

•                  A convenience store, game room, lounge and other amenities for truckers and motorists; and

•                  At twenty sites, a hotel operated under a well recognized brand.

Spin Out Transaction and Lease:

The operating assets of TA, including the franchise agreements, will be spun out to HPT shareholders in an in kind distribution to create a separately traded, public company (New TA) with shares listed on a national stock exchange.  TA’s substantial real estate will be retained by HPT and leased to New TA.

HPT currently expects that this transaction will be immediately accretive to HPT’s Funds From Operations, or FFO, by between $0.10 and $0.15 per share per year and that HPT shareholders may receive additional significant value from the spin out share distribution of New TA.

The record date for the spin out distribution, the details of the lease from HPT to New TA and pro forma financial information for HPT and New TA are expected to be included in SEC filings to be made in connection with the spin out.  These filings are currently anticipated to occur within the next 60 days.

Timing and Financing:

HPT currently expects this transaction to close in early 2007.  HPT has arranged interim financing for this transaction from Merrill Lynch & Co.  HPT currently anticipates long term financing this transaction by the issuance of both debt and equity securities.

Commentary from HPT Management:

John Murray, President of HPT, made the following statement at the time of this announcement:

“TA owns the premier network of full service travel centers in the U.S.  TA provides an important infrastructure type service within the U.S. transportation system, with largely irreplaceable sites along the U.S. Interstate Highway System.

“HPT expects this transaction will be immediately accretive to HPT’s FFO.  The TA network is the leader in the full service travel center business, a very fragmented subsector of the hospitality industry.  The spin off of New TA will create a new partner with whom HPT may work for future growth.

“The HPT lease will have the same security features which characterize HPT’s existing hotel leases and management contracts: one long term lease for all the properties, a strong parent company guaranty, all or none renewal options, etc.  Moreover, based upon historical experience in TA’s business, we believe the percentage rents which HPT receives from the New TA may not be subject to the financial cyclicality which has historically affected hotels.”

Conference Call and Slide Presentation:

On Tuesday, September 19, 2006, at 10:00 a.m. Eastern Time, Barry Portnoy, Managing Trustee, John Murray, President, and Mark Kleifges, Chief Financial Officer, will host a conference call to discuss this transaction.  Following the company’s remarks, there will be a short question and answer period.

Before the NYSE opens on Tuesday, September 19, 2006, HPT will make available a slide presentation describing the TA transaction.  This presentation will be filed with the SEC on Form 8-K and also will be available at HPT’s web site, located at www.hptreit.com.

The conference call telephone number is (800) 289-0572.  Participants calling from outside the United States and Canada should dial (913) 981-5543.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about one week.  To hear the replay, dial (719) 457-0820.  The replay pass code is 9390457.

A live audio webcast of the conference call will also be available in a listen only mode on HPT’s web site, at www.hptreit.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on the company’s web site for approximately one week after the call.

Merrill Lynch & Co. acted as exclusive financial adviser to HPT in this transaction.  TravelCenters of America was advised by Lehman Brothers and Credit Suisse.

Hospitality Properties Trust is a real estate investment trust, or REIT, which currently owns 310 hotels located throughout the United States, Puerto Rico and Ontario, Canada.  HPT is headquartered in Newton, Massachusetts.

STATEMENT REGARDING REFERENCE TO NON-GAAP

FINANCIAL MEASURES

This press release includes a reference to Funds From Operations, or FFO, which is a non-GAAP financial measure.  HPT computes FFO as net income available for common shareholders plus FF&E deposits not in net income, depreciation and amortization.  This calculation of FFO differs from the National Association of Real Estate Investment Trusts, or

NAREIT, definition of FFO because HPT includes FF&E deposits not included in net income.  HPT considers FFO to be an appropriate measure of performance for a real estate investment trust, or REIT, along with net income and cash flow from operating, investing and financing activities.  HPT believes that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gain or loss on asset impairment, FFO can facilitate comparisons of current operating performance among REITs.  FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  FFO is one important factor considered by HPT’s board of trustees in determining the amount of distributions to shareholders.  Other important factors include, but are not limited to, requirements to maintain HPT’s status as a REIT, limitations in HPT’s revolving bank credit facility and public debt covenants, the availability of debt and equity capital to HPT and HPT’s expectation of its future capital needs and operating performance.

WARNING REGARDING FORWARD LOOKING STATEMENTS

SOME OF THE STATEMENTS IN THIS PRESS RELEASE ARE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS.  FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S CURRENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND THEY MAY NOT OCCUR.  FOR EXAMPLE:

•                THIS PRESS RELEASE STATES THAT HPT EXPECTS ITS ACQUISITION OF TA, THE SPIN OFF OF TA’S OPERATING BUSINESS AND THE LEASE OF TA’S REAL ESTATE BY HPT TO NEW TA TO RESULT IN FFO ACCRETION OF $0.10 TO $0.15 PER SHARE PER YEAR.  THIS ESTIMATE IS BASED UPON CERTAIN ASSUMPTIONS BY HPT WHICH MAY PROVE TO BE INACCURATE.  FOR EXAMPLE, HPT’S LONG TERM FINANCING MAY BE MORE EXPENSIVE THAN HPT’S HISTORICAL COSTS SUGGEST.  INCREASED COSTS MAY RESULT FROM CHANGED MARKET CONDITIONS OR BECAUSE OF SOME OTHER REASON.  AS A RESULT OF SUCH CHANGES, HPT MAY NOT REALIZE THE EXPECTED ACCRETION BENEFITS FROM THIS TRANSACTION AND MAY EVEN EXPERIENCE LOSSES.

•                THIS PRESS RELEASE STATES THAT HPT INVESTORS MAY RECEIVE SIGNIFICANT VALUE FROM THE SPIN OUT DISTRIBUTION OF NEW TA SHARES.  THE VALUE OF NEW TA SHARES WHICH ARE DISTRIBUTED TO HPT SHAREHOLDERS WILL DEPEND UPON THE MARKET PRICE OF THOSE SHARES, WHICH IN TURN WILL DEPEND UPON THE RELATIVE NUMBER OF BUYERS AND SELLERS OF NEW TA SHARES ABOUT THE TIME OF THE SPIN OUT DISTRIBUTION.  SPIN OUTS OFTEN RESULT IN AN EXCESS OF SHAREHOLDERS INTERESTED TO SELL THE SECURITIES THEY RECEIVE BECAUSE THOSE SECURITIES DO NOT MATCH THE

SHAREHOLDERS’ INVESTMENT GOALS.  ACCORDINGLY, HPT SHAREHOLDERS WHO DECIDE TO SELL NEW TA SHARES WHICH ARE DISTRIBUTED TO THEM MAY BE UNABLE TO REALIZE A FAIR VALUE FOR THE NEW TA SHARES THEY RECEIVE.

•                THIS PRESS RELEASE STATES THAT THE SHARES OF NEW TA WILL BE SEPARATELY TRADED ON A NATIONAL STOCK EXCHANGE.  NO APPLICATION HAS BEEN MADE YET TO LIST NEW TA SHARES ON ANY SECURITIES EXCHANGE.  WHEN AN APPLICATION IS MADE IT MAY BE DENIED.  IF THE NEW TA SHARES ARE NOT ACCEPTED FOR LISTING ON A NATIONAL STOCK EXCHANGE, THOSE SHARES MAY BE ILLIQUID AND DIFFICULT TO SELL, WHICH COULD REDUCE THE VALUE OF ANY NEW TA SHARES DISTRIBUTED TO HPT SHAREHOLDERS.

•                THIS PRESS RELEASE STATES THAT HPT EXPECTS TO MAKE FILINGS AT THE SEC WHICH WILL CONTAIN ADDITIONAL DETAILS OF THIS TRANSACTION.  THE PREPARATION OF THESE SEC FILINGS IS A COMPLEX PROCESS.  HPT CURRENTLY BELIEVES THIS PROCESS CAN BE COMPLETED WITHIN 60 DAYS.  HOWEVER, THIS PROCESS MAY BE DELAYED FOR NUMEROUS REASONS, INCLUDING COMPILATION OF THE REQUIRED FINANCIAL DATA IN THE FORMAT REQUIRED FOR SEC FILINGS.  ACCORDINGLY, THESE FILINGS MAY BE DELAYED.

•                THIS PRESS RELEASE STATES THAT HPT EXPECTS THE TRANSACTION DISCUSSED TO CLOSE IN EARLY 2007.  THE CLOSING OF THIS TRANSACTION REQUIRES ANTI-TRUST CLEARANCE, SEC CLEARANCE OF A REGISTRATION STATEMENT FOR THE DISTRIBUTION OF NEW TA SHARES TO HPT SHAREHOLDERS, VARIOUS STATE AND LOCAL REGULATORY APPROVALS AND VARIOUS APPROVALS FROM THIRD PARTIES TO TA CONTRACTS.  HPT CAN PROVIDE NO ASSURANCE THAT ALL THESE APPROVALS WILL BE OBTAINED.  SOME OF THESE APPROVALS MAY BE DELAYED OR DENIED AND THE EFFECT MAY BE TO DELAY OR VOID THIS TRANSACTION.

•                THIS PRESS RELEASE IMPLIES THAT HPT WILL ACQUIRE ADDITIONAL TRAVEL CENTERS WHICH WILL BE LEASED TO TA.  IN FACT, HPT AND NEW TA MAY BE UNABLE TO LOCATE ADDITIONAL SITES TO INVEST IN OR AGREE UPON TERMS FOR SUCH INVESTMENTS.  THERE ARE NO ASSURANCES THAT HPT WILL INCREASE ITS INVESTMENTS IN TRAVEL CENTERS OR IN PROPERTIES LEASED TO NEW TA.

INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

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